                                                                  Exhibit 99n.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2001, except for Note 5 relating to the reverse stock split as to which the date is August 9, 2001, in Pre-effective Amendment No. 2 to the Registration Statement (Form N-2 No. 333-63700) and related Prospectus of Gladstone Capital Corporation for the registration of 7,700,000 shares of common stock.

                                          /s/ Ernst & Young LLP

McLean, Virginia
August 9, 2001